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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) April 30, 1997 with respect to the consolidated financial statements of Principal Hospital Company and (ii) April 30, 1997, except for Note 16, and Notes 1, 2 and 17, as to which the dates are May 8, 1997
and November   , 1997, respectively, with respect to the consolidated financial statements and schedule of Province Healthcare Company (which have been restated), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-34421) and related Prospectus of Province Healthcare Company (formerly known as Brim, Inc. until January 16, 1997 and as Principal Hospital Company from
January 16, 1997 until November   , 1997) for the registration of 6,555,000
shares of its common stock.


                                          Ernst & Young LLP

Nashville, Tennessee

November   , 1997


     The foregoing consent is in the form that will be signed upon the completion of the reincorporation described in Note 17 to the consolidated financial statements.

                                          Ernst & Young LLP

Nashville, Tennessee

November 10, 1997